SCHEDULE II

                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                    SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-MYERS INDUSTRIES

          GAMCO INVESTORS, INC.
                      11/18/04          331,902-             *DO
                      11/16/04            5,000-           10.9200
                      11/16/04           15,000-           10.9200
                      11/16/04            5,000-           10.9200
                      11/16/04            5,000            10.9200
                      11/16/04           10,000            10.9200
                      11/16/04           10,000            10.9200
                      11/10/04            4,000            11.2835
                      11/09/04            1,293-           11.1844
                      10/27/04            1,000-           10.4500
                      10/22/04            9,900            10.2318
                       9/24/04              800            11.0500
                       9/22/04           10,000            11.0966

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.